Sarah Hofstetter, an Award-Winning Marketing Executive & Brand-Builder, to Join comScore as President

RESTON, Va., Sept. 5, 2018—comScore (NASDAQ: SCOR) today announced that Sarah Hofstetter, former CEO of the award-winning marketing agency 360i from 2013 to 2018 and Chairwoman since May, will join the company as President, effective Oct. 4.

Reporting to CEO Bryan Wiener, Hofstetter will be responsible for the company’s commercial strategy, including marketing and sales, as well as the continued advancement of its Movies Reporting & Analytics group. A trusted measurement and intelligence partner for media properties, movie studios, and marketers, comScore helps businesses grow in an increasingly fragmented and complex media environment.

Hofstetter joins comScore’s executive leadership team as a decorated industry veteran with a proven track record of helping marketers transform their businesses to thrive amid rapid media disruption. As an early executive and eventual CEO and Chairwoman of 360i, she led the agency through a period of rapid growth to become a leading partner for translating data into creative innovation and business outcomes. During her tenure, she advised dozens of CMOs and senior marketers at iconic brands such as Coca-Cola, Mondelēz International, MINI, NBCUniversal, Nestlé, and Pernod-Ricard.

“I am excited to join comScore at what is a pivotal moment for the company and for the media industry overall,” said Hofstetter, who is an AAF Hall of Achievement honoree and has been named to the Adweek Power 100 for the past three consecutive years. “I’ve built a career around my passion for solving problems at the nexus of consumer change and view trusted measurement across platforms as the most important challenge facing media owners and advertisers today.”

Hofstetter’s deep understanding of the marketing landscape will support comScore’s aims to drive the usage of its data as currency for planning, transacting, and evaluating media across platforms. Further, her experience in navigating disruptive environments will be relevant to marketers and agencies who partner with comScore to unlock new insights into the performance of their efforts across all platforms: from mobile phones to the silver screen.

“This is a great day for comScore customers, employees, and shareholders, as Sarah is the most-gifted executive I have ever worked with,” remarked CEO Bryan Wiener, who worked with Hofstetter in leadership positions for 18 years at multiple organizations prior to joining comScore. “She is a trusted advisor to so many brands because she is a great listener, is able to synthesize complex topics into understandable themes, and is an unparalleled storyteller. Put simply, she is a seasoned operator at scaling businesses and a force of nature. The ceiling has been raised on what we can accomplish at comScore.”

Rob Norman, former Chief Digital Officer of Group M and current member of the comScore Board of Directors, added: “Sarah commands universal respect and admiration within the marketing community and her hire creates an immediate catalyst when it comes to our ability to drive innovation for leading global brands. Her experience as a strategic advisor will be well-applied to the measurement and analytics space, which is increasingly core to driving business impact.”

What the Industry is Saying

“Sarah is a maverick in our industry,” said Bob Liodice, CEO of the Association of National Advertisers. “After a stellar run transforming 360i into a powerhouse agency, I am thrilled to see Sarah join the executive team at comScore. We need distinguished leadership to substantially enhance marketing analytics and brand investment decision-making through enhanced measurement. I am highly confident that Sarah will provide the necessary muscle to provide insight, accountability and alignment to energize the industry’s measurement mandate.”

"Sarah is a passionate advocate for our industry and I'm thrilled to see her leverage her success leading 360i into a new area,” said Marla Kaplowitz, President and CEO of the American Association of Advertising Agencies (4As). “As a longtime agency leader, she understands the challenges related to measurement and I look forward to seeing her use her stellar problem-solving skills to help tackle some of the industry's largest issues."

“Now more than ever, the measurement industry needs leadership that combines trust, integrity, and innovation,” said Randall Rothenberg, CEO of the Interactive Advertising Bureau. “I have worked for many years with Sarah Hofstetter, and I know she brings all three qualities—and much more—to comScore."

“Sarah was instrumental in helping us capitalize on shifting consumer behaviors and reimagine our brand for the modern era,” said Jason Levine, Chief Marketing Officer of Mondelēz International, North America. “Beyond driving breakthrough campaigns that resonated in culture, she played an integral role in developing a strategy that would allow us to turn marketplace challenges into ownable opportunities. Her understanding of the complex pressures influencing brands today will be invaluable for comScore’s partners as they look for ways to use data to drive growth.”

“Sarah was a critical partner in helping us navigate digital disruption as social media became central to entertainment culture,” said Ellen Stone, Executive Vice President, Marketing Bravo and Oxygen Media. “Throughout our more than ten-year partnership, she played a key role in helping my team architect and grow a multi-platform lifestyle entertainment brand.”

“Guiding brands to growth amid complex and dynamic environments has been a hallmark of Sarah’s career and continues to be something that separates her as a leader,” said Nick Brien, CEO Americas at Dentsu Aegis Network. “In various leadership positions at 360i, including CEO and Chairwoman, she has consistently proven her ability to see where the puck is going and build out differentiated capabilities that help her partners win.”

“Measurement has become a challenge that impacts all sides of the ad marketplace, and it’s clear that the industry needs reliable partners like comScore to reduce friction,” said Penry Price, Vice President of Marketing Solutions at LinkedIn. “Sarah’s deep understanding of the media landscape will be instantly beneficial to media platform customers like us.”

Sarah Hofstetter Bio

During her 13-year tenure at 360i, Sarah led the agency’s adaptability, helping marketers capitalize on industry changes, building best in class practices across creative, media and digital. Under her stewardship, 360i was recognized by Ad Age as one of the top advertising agencies for eight consecutive years.

Driving Sarah’s success is her solutions-oriented mindset and ability to steer client business through disruption. Since joining 360i in 2005, Sarah created and evolved the 360i’s capabilities, equipping brands such as Oreo, HBO, Nestlé and others with the tools and knowledge to tackle their most pressing business challenges and leverage their paid, earned and owned media strategies through integration. Under Sarah’s watch, 360i grew from a small startup with 30 employees to a household name within the industry, with offices across the country and a staff of 1,000 strong. Sarah has also shepherded many of the agency’s social good initiatives, including launching “The Den,” a free workshop providing digital education to nonprofit marketers.

Sarah was named to the 2014 AAF Hall of Achievement and the 4A’s list of 100 People Who Make Advertising Great. She has been recognized by Ad Age’s "40 Under 40," the Adweek 50, Adweek Power 100 and has been inducted into the Word of Mouth Marketing Hall of Fame. She has also taken the stage at Cannes Lions Creativity Festival and Fortune Most Powerful Women Next Gen Summit, among others.

Sarah was 360i’s CEO from October 2013 to April 2018, when she was named Chairwoman. Before becoming CEO, Sarah was 360i’s President and Senior Vice President of Brand Strategy & Emerging Media, a role in which she founded the agency’s social media practice ahead of the proliferation and growth of social platforms that would follow. Prior to joining 360i, she was President and Founder of Kayak Communications, a marketing agency focused on developing brand strategy and communications plans for new media brands. Before starting her own agency, Sarah spent 10 years at Net2Phone, one of the world’s first providers of VoIP technology, in a series of senior leadership positions.

About comScore

comScore (NASDAQ: SCOR) is a trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, comScore allows media buyers and sellers to quantify their multiscreen behavior and make business decisions with confidence. A proven leader in measuring digital and set-top box audiences and advertising at scale, comScore is the industry’s emerging, third-party source for reliable and comprehensive cross-platform measurement. To learn more about comScore, please visit comScore.com.

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This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, comScore's expectations and opinions regarding an executive appointment and business and market opportunities. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, comScore's ability to achieve its expected strategic and operational plans. For additional discussion of risk factors, please refer to comScore's respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that comScore makes from time to time with the U.S. Securities and Exchange Commission (the “SEC”), which are available on the SEC's website (www.sec.gov).

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Contact

Hattie Young
Brand Manager, comScore, Inc.
(212) 277-6577 | press@comscore.com